Exhibit 10.6

LEASE AGREEMENT
THE LINCOLN

Dated as of November    6   , 2009

between

1691 MICHIGAN AVENUE INVESTMENT LP

as Landlord

and

CAR CHARGING INC.

as Tenant

	TABLE OF CONTENTS

		PAGE

1	Definitions; Lease Provisions	1
2	Lease Grant	3
3	Lease Term	4
4	Use	4
5	Rent	4
6	Services to be Furnished by Landlord	5
7	Condition of Premises	6
8	Graphics	6
9	Maintenance and Repair of Premises by landlord	6
10	Repair and Maintenance Obligations of Tenant	6
11	Alternations by Tenant	7
12	Utilities; Structural Overload	7
13	Laws and Regulations	8
14	Building Rules and Regulations	8
15	Entry by Landlord	9
16	Assignment and Subletting	9
17	Construction Liens	9
18	Landlord’s Insurance	10
19	Tenant’s Insurance and Requirements	10
20	Indemnity; Limitation of Liability	11
21	(Intentionally Omitted)	11
22	Casualty Damage	12
23	Condemnation	12
24	Events of Default; Remedies	13
25	Peaceful Enjoyment	14
26	Surrender; Holding Over	14
27	Subordination to Mortgage; Attornment	14
28	Estoppel Certificates	15
29	Parking	15

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TABLE OF CONTENTS
(continued)
Page

30	Attorney’s Fees	16
31	No Implied Waiver	16
32	Mortgagee Protection; Landlord's Liability	16
33	Security Deposit	17
34	Notice	17
35	Severability	17
36	Recordation	17
37	Governing Law	17
38	Force Maj eure	18
39	Time of Performance	18
40	Brokers	18
41	Effect of Delivery of This Lease	18
42	Exhibits	18
43	Captions; Construction	18
44	Prior Agreements and Amendments	18
45	Binding Effect; Usage	18
46	Statutory Notice Requirement	18
47	Waiver of Trial by Jury	19
48	Financial Statements	19
49	Representations; Authority	19
50	Tenant's Acceptance Letter	19
51	Bankruptcy	19
52	No Partnership	19
53	Third Party Rights	20
54	Days	20
55	Reservations	20
56	Counterparts, Facsimiles	20
57	Public Filings	20
58	Survival	20
59	Ground Lease	20
60	Joint and Several Liability	20

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EXHIBIT LIST

EXHIBIT “A”	DESCRIPTION OF PROPERTY

EXHIBIT “B”	FLOOR PLAN OF PREMISES

EXHIBIT “C”	ANNUAL RENT ADJUSTMENTS AND OPERATING EXPENSES

EXHIBIT “D”	WORK LETTER AGREEMENT

EXHIBIT “E”	RULES AND REGULATIONS

EXHIBIT “F”	TENANT ACCEPTANCE LETTER

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LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease"), is made and entered into as of  this 1st     day of December, 2009 (the "Effective Date"), by and between 1691 MICHIGAN AVENUE INVESTMENT LP, a Delaware limited partnership ("Landlord"), and CAR CHARGING INC., a Florida            corporation ("Tenant").

WITNESSETH:

1.           Basic Lease Provisions; Definitions.

(a)         Basic Lease Provisions.

A. PREMISES:		C. PLACE FOR PAYMENT OF RENT:
(1) Building Name:	The Lincoln	Payee: 1691 Michigan Avenue Investment LP

(2) Suite Number(s):	425	Address: c/o 1691 Michigan Avenue Investment LP
P.O. Box 9177
Uniondale, NY 11555-9177
(3) Building Address:	1691 Michigan Avenue
Miami Beach, FL 33139

(4) Rentable Area of Premises	2,213 square feet

B. LEASE TERMS:		D. NOTICES:
(1) Lease Term	38 full calendar months after	(1) Tenant: Car Charging Inc.
Effective Date
(2) Rent Commencement	The date that is 2 months

Date	after the Effective Date
(2) Landlord: 1691 Michigan Avenue
Investment LP
(3) Initial Annual Fixed Rent	$ 70,816.00	c/o Grubb & Ellis
801 Brickell Avenue, Suite 560
Miami, Florida 33131
Attn: Karyn Weiss

(4) Initial Annual Sales Tax	$ 4,958.00	Copy of all Material King & Spalding LLP
	(being 7% of $70,816.00)	Notices to: 227 West Trade Street Suite 600
Charlotte, NC 28202
Attn: Mark V. Thigpen
Fax No. 704-503-2622

(5) Initial Annual Total	$ 75,773.12	Copy of all Material Real Estate Capital Patners
Notices to: 460 Herndon Parkway, Suite 155
Herndon, Virginia 20170
Attention: Jason Winans
Fax: 703-650-4301
(6 Tenant's Proportionate	1.60
Share

(7) Security Deposit	$35,408.00

(8) Parking Spaces	8 unreserved spaces at initial rate of $120.00 per space per month plus applicable Sales Tax.

(9) Prepaid Rent	$6,314.43

(10) Guarantor	N/A

(11) Base Year	2010

(b)    Definitions. For purposes of this Lease and any attached exhibits, the following terms shall have the following meanings:

(i) "All of the Exhibits" shall mean Exhibits "A", "B", "C", "D", "E", and"F", attached to this Lease.

(ii) "Base Rent" shall mean the Monthly Base Rent per month, subject to the provisions of Paragraph 5.

(iii) "Base Year Expense Stop" shall mean Tenant's Proportionate Share of the sum of the actual Operating Expenses and Taxes for the Base Year.

(iv) "Building Grade" shall mean: (i) the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or, as the case may be, the exclusive type, grade, or quality of material to be used in the Building; and (ii) the standard method of construction and installation technique to be used in the Building, as Landlord determines.

(v) "Common Areas" shall mean collectively, the Tenant Non-Exclusive Common Areas and the Service Areas.

(vi) "Complex" shall mean the Building and all other buildings, the Parking Facility and all other parking areas, the Common Areas and all other improvements located in, on, under or adjacent to the Property designated as the Complex from time to time by Landlord. At the option of Landlord, from time to time, any of the properties in the Complex other than the Building, may be included or excluded from the definition of Complex and the Tenant's Proportionate Share under this Lease shall be adjusted accordingly, if appropriate. Without limiting the generality of the foregoing, Landlord may sell the Parking Facilities and exclude same from the Complex.

(vii) "Cost of a Parking Space" shall mean $120.00 per space per month plus applicable surcharges for each of the Parking Spaces subject to provisions of Paragraph 29 hereof.

(viii) "Hazardous Material(s)" shall mean any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "contaminants" or words of similar import under applicable Legal Requirements, including, without limitation, oil and petroleum products, natural or synthetic gas, polychlorinated biphenyls, asbestos in any form, urea formaldehyde, radon gas, or the emission of non-ionizing radiation, microwave radiation or electromagnetic fields at levels in excess of those, if any, specified by any Legal Authority or which may cause a health hazard or danger to property, or the emission of any form of ionizing radiation, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic or otherwise hazardous or any other pollution under any applicable Legal Requirements. Hazardous Materials shall not include reasonable quantities of conventional cleaning supplies used in a typical food service setting and in compliance with all Legal Requirements.

(ix)"Landlord's Broker" shall mean Grubb & Ellis Company

(x) "Lease Term" shall mean a term commencing on the Effective Date and continuing for thirty-six (36) full calendar months after the Rent Commencement Date (plus any partial calendar month in which the Rent Commencement Date falls).

(xi) "Legal Authority" means any domestic or foreign federal, state, county, municipal, or other government or governmental or quasi-governmental department, commission, board, bureau, court, agency, or instrumentality having jurisdiction or authority over Landlord, Tenant and/or all or any part of the Premises or the Complex.

(xii) "Legal Requirements" means any law, statute, code, rule, regulation, ordinance, order, judgment, decree, writ, injunction, franchise, permit, certificate, license (including any beer, wine or liquor license), authorization, registration, or other direction or requirement of any Legal Authority, including, without limitation, the Americans with Disabilities Act ("ADA"), which is now or in the future applicable to the Premises or the Complex, including those not within the present contemplation of the parties; and the provisions of any applicable insurance policies in effect with respect to the Premises or the Complex.

(xiii) "Monthly Base Rent" and "Annual Base Rent" shall be in accordance with the following schedule:

Month	Per Sq. Ft	Annual*	Monthly*
1 to 12	$32.00	$70,816.00	$5,901.33
13 to 24	$32.96	$72,940.48	$6,078.37
25 to 38	$33.95	$75,131.35	$6,260.95

Provided no event of default by Tenant occurs, the Monthly Base Rent for the first two (2) months after the Effective Date shall be abated so that the actual Annual Base Rent for the period encompassing months 1-12 of the Lease Term received by Landlord shall be $59,013.34.

* Net of electricity. Applicable sales tax on Base Rent shall be paid as and when Base Rent is due and payable.

(xiv) "Normal Business Hours" for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. Saturdays, exclusive of normal business holidays and official holidays in the State of Florida. Subject to emergency and force majeure, Tenant shall have limited access to the Premises, Building and Parking Facility, subject to compliance with Landlord's security procedures for access (e.g. through a card reader system) during other than Normal Business Hours, 24 hours per day, 7 days per week.

(xv) "Normal Premises Hours" for the operation of the business to be conducted at the Premises shall mean N/A.

(xvi) "Parking Facility" or "Parking Facilities" shall mean either a parking garage attached to and/or a parking lot in close proximity to the Building. The Parking Facility is a part of the Complex and may include, without limitation, any off-site property acquired (by purchase or lease) by Landlord for the purpose of providing additional parking for the Tenant, their employees and/or customers.

(xvii) "Permitted Use" shall mean that the Premises shall be used for general office uses only. The Premises shall be used for no other purpose whatsoever.

(xviii) "Premises" shall mean that certain premises known as Suite 425 located on the 4th floor of the Building outlined on the floor plan attached to this Lease as Exhibit "B", which is incorporated into this Lease.

(xix) "Prepaid Rent" shall mean the sum of $6,314.43 which is based upon one month's Minimum Base Rent plus applicable sales tax.

(xx) "Property" means the real property described in Exhibit "A" attached to and incorporated into this Lease.

(xxi) [Intentionally Deleted]

(xxii) "Rentable Area of the Complex" shall mean the sum of all rentable areas of all office and retail tenant premises computed in the same manner as the Rentable Area of the Premises, except that in determining the rentable area of any retail space in the Building, the manner of determining the useable area of such space and the common area space factor may be different from those set forth herein.

(xxiii) "Rentable Area of the Premises" shall mean the sum of the "Usable Area of the Premises" (as hereinafter defined), plus a pro rata allocation of the Common Areas equal to the applicable common area space factor (which the parties agree is 17%) multiplied by the Usable Area of the Premises, plus any area designated for the exclusive use of Tenant which would have otherwise been deemed to be part of the Service Areas. The Rentable Area of the Premises set forth in Paragraph 1(a)(4) shall be deemed to be the Rentable Area of the Premises, subject to adjustment as provided in Paragraph 2(b) hereof.

(xxiv) "Rent Commencement Date" shall mean the date that is two (2) months after the Effective Date.

(xxv) [Intentionally Deleted]

(xxvi) "Service Areas" means those areas within the exterior walls of the buildings in the Complex used for building stairs, elevator shafts, flues, vents, stacks, pipe shafts, risers, raceways, and other vertical penetrations, mechanical rooms (containing machinery, equipment or controls for the air conditioning, security, telecommunications, elevators, and other systems in the Complex), janitorial closets, electrical and telephone closets, and other similar facilities to which access is not necessarily granted to the tenants in common without prior permission from Landlord, plus any other area of the Complex that is not: (A) Tenant Non-Exclusive Common Areas; or (B) premises leased or intended to be leased to tenants of the Complex.

(xxvii) "Tenant Non-Exclusive Common Areas" (as initially constructed or as the same may at any time thereafter be enlarged or reduced) shall mean facilities or areas and improvements in the Property that are designed or made available from time to time by Landlord, as appropriate, for the common use or benefit of Landlord, Tenant and other tenants, occupants and users of the Property, or the general public, including, but not limited to: (A) all such areas within the exterior walls of the buildings in the Complex devoted to corridors, elevator foyers, vending areas, restrooms, and (B) any such common roadways, service areas, driveways, access roads, decks, parking areas and facilities (including the Parking Facility) areas of ingress and egress, sidewalks and other pedestrian ways, tunnels, bridges, corridors, enclosed or exterior malls, elevators, escalators, stairways, comfort and first aid stations, public washrooms, lobby areas (whether at ground level or otherwise), courts, parcel pick-up stations and other facilities or areas and improvements in the Property.

(xxviii) "Usable Area of the Premises" shall mean the total gross floor area enclosed by the vertical planes of: (A) the interior surface of the exterior Premises walls and/or windows, including without limitation, the floor area of any vestibules for the Premises notwithstanding that there may not be walls therefor; (B) the midpoint of any walls to be shared in common with other tenants; (C) the exterior side of any walls separating adjacent portions of the Non-Exclusive Common Areas; and (D) the exterior side of any walls separating adjacent portions of the Service Areas without deduction for any Service Areas, if any, penetrating or within the Premises.

2. Lease Grant.

(a) Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises. Tenant shall also have a license to use on a non-exclusive basis, the Tenant Non-Exclusive Common Areas made available from time to time by Landlord, but not the Service Areas.

(b) Tenant agrees and acknowledges that the Rentable Area of the Premises is conclusively deemed to be the Stipulated Square Footage of the Premises stated in Paragraph 1(a), provided that Landlord may, at its expense, direct its architect to determine the Usable Area of the Premises and the Rentable Area of the Premises as actually constructed and certify as to same to both Landlord and Tenant. In the event that the Rentable Area of the Premises as determined by Landlord's architect reflects the Rentable Area of the Premises differs from the Stipulated Square Footage of the Premises, the Rentable Area of the Premises shall be adjusted to equal the amount as so determined, and the Base Rent and any other amounts specified in this Lease as a function of the Rentable Area of the Premises shall be adjusted proportionately.

3. Lease Term.

(a) This Lease shall continue in force during a period beginning on the date of mutual execution by Landlord and Tenant, and continuing until the expiration of the Lease Term, unless this Lease is sooner terminated or extended to a later date under any other term or provision hereof.

(b) If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on any given date, this Lease shall not be void or voidable, no obligation of Tenant shall be affected thereby, and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession; provided, however, that in such event, the Rent Commencement Date of this Lease and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord's delivery of possession to Tenant.

(c) Notwithstanding anything contained in this Lease to the contrary, Tenant shall observe and perform all of its obligations under this Lease, including, without limitation, its obligation to pay charges for utilities and to provide insurance (excepting its obligation to pay any Rent required under the Lease or to operate its business within the Premises), from the date upon which the Premises are made available to Tenant for Tenant's occupancy.

4. Use. The Premises shall be used for the Permitted Use and for no other use or purpose whatsoever. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb, or property or which, in Landlord's reasonable opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building, the Complex or the Property. Tenant shall not permit its employees to loiter on the Complex outside of the Premises.

5. Rent.

(a) Tenant agrees to pay during the Lease Term, to Landlord, without any setoff or deduction whatsoever, the Base Rent and all such other sums of money ("Additional Rent" and collectively with Base Rent, "Rent") as shall become due hereunder, for the nonpayment of which Landlord shall be entitled to exercise all such rights and remedies as are herein provided or as are available at law or in equity in the case of the nonpayment of Base Rent. Except as otherwise provided herein, the Annual Base Rent for each calendar year or portion thereof during the Lease Term, together with any adjustment thereto pursuant to Section I of Exhibit "C" attached hereto and incorporated herein, shall be due and payable in advance in 12 equal installments on the first day of each calendar month during the initial Lease Term and any extensions or renewals thereof, and Tenant hereby agrees to pay such Base Rent and any adjustments thereto to Landlord at Landlord's address provided herein (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand. All sums due Landlord shall be payable only in lawful money of the United States of America and shall be drawn against a financial institution with an office in the United States of America. If the Lease Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, then the installments of Base Rent and any adjustments thereto for such month or months shall be prorated, based on the number of days in such month.

(b) All installments of Rent and any Additional Rent not paid within 3 days after the date when such installment is due and payable shall bear interest at 18% per annum or the maximum rate allowed by law, whichever is less, from the date due until paid and shall be subject to a late charge in the amount equal to 5% of the unpaid amount. In the event any check, bank draft or negotiable instrument given for any payment under this Lease shall be dishonored at any time for any reason whatsoever not attributable to Landlord, Landlord shall be entitled, in addition to any other remedy that may be available, to an administrative charge of $250.00.

(c) In addition to the Base Rent, as same may be adjusted from time to time, Tenant shall pay as Additional Rent Tenant's Proportionate Share of Taxes and the Operating Expenses (as hereinafter defined) incurred by Landlord in connection with the operation and maintenance of the Building, the Complex and the Property. Tenant's obligations with respect to the payment of such Additional Rent are set forth in full in Exhibit "C", Section II.

(d) In addition to the Base Rent, Tenant shall also pay as and when due (but no less often than monthly) all electrical charges with respect to the Premises, and the costs of reading the meter(s) or submeter(s) for same.

(e) Prepaid Rent shall be paid by Tenant to Landlord upon execution of this Lease. Prepaid Rent shall be a credit to Tenant's account and shall be used to pay the fourth full calendar month's Monthly Base Rent.

(f) Tenant shall pay all sales and use taxes and surcharges levied or assessed against all portions of Rent and other payments due under this Lease, simultaneously with each such Rent payment (including, without limitation, the payment of Prepaid Rent).

(g) Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon all Tenant's fixtures, equipment and personalty, leasehold improvements, equipment, stock-in-trade and other personal property in, placed in or on the Premises. Any such taxes included in Landlord's tax bills and paid by Landlord shall be due and payable within 10 days after billings therefor are rendered to Tenant, excluding any income taxes assessed on Landlord in connection with renting the Premises to Tenant.

6.Services to be Furnished by Landlord.

Landlord agrees to furnish Tenant the following services:

(a) Unheated water at those points of supply for drinking and lavatory purposes for the general use of tenants of the Building and the Complex;

(b) Routine maintenance, janitorial service and electric lighting service for the Common Areas in the manner and to the extent deemed by Landlord to be standard;

(c) Janitorial services to the Premises on weekdays other than holidays as, in Landlord's judgment, are customarily furnished in comparable office buildings in the immediate market area;

(d) Subject to the provisions of Paragraph 12 hereof, facilities to provide all electrical current, required for the Permitted Use, but not the cost of the electrical current. Tenant's usage of electrical current for the Premises shall be separately metered or submetered and paid by Tenant. At the option of Landlord, all such charges shall be either: (i) paid by Tenant directly to the provider thereof prior to delinquency; or (ii) paid by Tenant to Landlord as additional rent promptly after being invoiced therefor; and

(e) Fluorescent and incandescent bulb replacement in the Common Areas.

(f) Landlord shall have no obligation to provide any security whatsoever for the Complex, Common Areas, Parking Facility, the Premises and/or Tenant's business therein. Tenant does hereby acknowledge and agree that it shall provide and be solely responsible for its own security, at Tenant's sole cost and expense, as may be required for the operation of Tenant's business within the Premises and Landlord shall have no liability to Tenant, its employees, agents, invitees, or licensees for losses due to theft or burglary, or for damages done by unauthorized persons in the Premises, Common Areas, Parking Facility, or the Complex or for any injury, trauma or other harm to any person (except if caused by the gross negligence or willful misconduct of Landlord or its agents), and neither shall Landlord be required to insure against any such losses. Tenant shall be responsible for all repairs and replacements of damage and/or destruction of the Premises necessitated by burglary or attempted burglary, or any other illegal or forcible entry into the Premises. Notwithstanding the foregoing, Tenant acknowledges and agrees Landlord may, but will not be required to, adopt and provide security services for the Complex from time to time. Tenant shall cooperate fully in any efforts of Landlord to maintain security in the Complex and shall follow all rules and regulations promulgated by Landlord with respect thereto. However, any security services that are voluntarily undertaken by Landlord may be changed or discontinued from time to time in Landlord's sole and absolute discretion, without liability to Tenant, its employees, agents, customers and invitees. Tenant waives any claims it may have against Landlord arising out of any security services provided by Landlord, or the inadequacy or absence thereof, specifically including Landlord's negligence with respect to the providing or failure to provide such services.

The failure by Landlord to any extent to furnish, or the interruption or termination of these defined services, in whole or in part, resulting from causes beyond the reasonable control of Landlord, shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom.

Except as may be specifically provided for herein to the contrary, no abatement, diminution or reduction of Base Rent or any Additional Rent, or any other charges or compensation, shall be claimed by or allowed to Tenant, or any persons claiming under Tenant, under any circumstances, whether for inconvenience, discomfort, interruption of business or otherwise, arising from any cause or reason.

7.             Condition of Premises. Landlord shall deliver the Premises to Tenant and Tenant agrees to accept the Premises, in its "as-is" condition and "with all faults" on the date hereof. It is specifically understood and agreed that neither Landlord nor Landlord's agents have made any representation or warranty to Tenant, respecting the condition of the Premises, the Building, the Complex, the Property or any part thereof and Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, the Complex, the Property or any part thereof. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for and shall procure and maintain such license or permit.

8.             Graphics

(a) Tenant, it its sole cost and expense, may install lobby signage at the entrance to the Premises, subject to Landlord's approval as to location, design and size and otherwise in accordance with Landlord's signage criteria and applicable law. No other signs or graphic displays shall be used or permitted on the Premises without Landlord's prior written consent. Landlord shall have the right at any time to change the name of the Building or the Complex and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord (which will not be unreasonably withheld).

(b) Landlord shall provide and install, at Landlord's cost, a listing of Tenant on the directory of the Building's tenants located in the Building's lobby.

9.             Maintenance and Repair of Premises by Landlord. Except as otherwise expressly provided herein, Landlord shall not be required to make any repairs to the Premises other than repairs to the Building exterior and load-bearing walls, the floors and the roof of the Building, which may be required from time to time, but only after such required repairs have been requested by Tenant in writing and to the extent not caused by the acts of Tenant, its employees, agents, contractors, invitees, licensees, concessionaires, subtenants and/or assigns or resulting, directly or indirectly, from the installation of any Tenant Improvements (as hereinafter defined). In no event shall Landlord be responsible for the maintenance or repair of improvements that are not composed of Building Grade construction or materials. It is further agreed that this Lease is made by Landlord and accepted by Tenant with the understanding that Landlord shall have the right and privilege to make and build additions, alterations and repairs to the Building, the Complex and Common Areas as it may deem wise and advisable without any liability to the Tenant therefor.

10.             Repair and Maintenance Obligations of Tenant.

(a) Subject to the provisions in Paragraph 9, 22 and 23, Tenant agrees, at Tenant's cost and expense, to keep and maintain the Premises and each and every part thereof in good order and condition and to make all repairs thereto, and the fixtures and equipment therein and the appurtenances thereto, including, without limiting the generality of the foregoing, all Tenant Improvements and alterations and additions made to the Premises by or on behalf of Tenant, and all of Tenant's signs. Tenant shall initiate and carry out a program of regular maintenance and repair of the Premises, including, without limitation, the painting and decorating of all areas of the interior, so as to impede, to the extent possible, deterioration by ordinary wear and tear, and to keep the Premises in a first class, clean, neat and attractive condition. Tenant shall keep the inside of all glass in the doors and windows of the Premises clean and shall replace any glass broken by Tenant, Tenant's agents, employees or licensees, with glass of the same kind, size and quality. Tenant shall be responsible for maintaining any HVAC system and equipment either located within the Premises or solely serving the Premises in good condition at all times, and to make any repairs or replacements to such HVAC system and equipment. Tenant shall maintain at its expense throughout the Lease Term, a full service maintenance contract acceptable to Landlord for such HVAC system and equipment either located within the Premises or solely serving the Premises with a contractor approved in writing by Landlord or selected from a list of contractors provided by Landlord, provided that if Landlord, Landlord's management agent, or affiliates thereof, elect to provide HVAC inspection, adjustment, cleaning and/or repair services to Tenant, Tenant shall utilize such services and pay the reasonable cost for the same as Additional Rent. Tenant shall give Landlord a copy of the maintenance contract as requested by Landlord, and in any event Tenant shall give Landlord a copy of the maintenance contract prior to occupancy, and shall give LandlOrd a copy of a new maintenance contract or written evidence of the renewal or extension of the maintenance contract not less than 30 days prior to the expiration of same. Tenant shall give Landlord copies of all inspection reports for the HVAC systems within 10 days after receipt of same by Tenant. All repairs to such HVAC systems and equipment serving solely the Premises that are not covered by any such maintenance contracts shall be the responsibility of Tenant. Tenant's responsibilities hereunder shall include any repairs that are required to be made during the Lease Term by any Legal Authority having jurisdiction thereof whether the same is ordinary or extraordinary, foreseen or unforeseen, or which are required to comply with any Legal Requirement (including, without limitation, the ADA) hereafter adopted or otherwise made applicable during the Lease Term, or which Landlord may deem reasonably necessary or desirable to prevent waste or deterioration in connection with the Premises.

(b) Tenant agrees not to commit or allow to be committed any waste on any portion of the Premises or Complex and, at the termination of this Lease, to deliver up the Premises to Landlord in as good condition as at the date of delivery by Landlord of the Premises to Tenant, minus normal wear and tear and subject to the provisions of Paragraphs 11, 22, and 23 hereof. Tenant covenants and agrees with Landlord, at Tenant's own cost and expense, to repair or replace any damage done to the Premises, Building or Complex, or any part thereof, caused by Tenant or Tenant's agents, contractors, employees, invitees, or visitors, and such repairs shall restore the same to as good a condition as it was in prior to such damage, and shall be effected in compliance with all Legal Requirements.

(c) Nothing contained in this Lease shall imply any duty on the part of Landlord to do any work that Tenant is required to perform nor shall it constitute a waiver of Tenant's default in failing to do the same. Notwithstanding any other terms of this Lease to the contrary, Landlord shall have the right, in Landlord's sole and absolute discretion, with notice to Tenant except in the case of emergency in Landlord's reasonable judgment, to perform any of the repairs, maintenance and/or replacements described in this Lease to be performed by Tenant (including Tenant's failure to properly perform such obligations in Landlord's sole opinion), whereupon Tenant shall immediately reimburse Landlord for all costs and expenses incurred by Landlord, as Additional Rent, in the performance thereof, upon Tenant's receipt of a bill therefor. Tenant shall have the obligation to make repairs, maintenance or replacements to any area of the Complex or to the Premises that are made necessary by any act, omission or negligence of Tenant, its agents, employees, assignees, concessionaires, contractors, invitees or licensees. Landlord's performance of Tenant's obligations under this Lease shall be without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof. The term "repairs," as used in this Lease, shall mean all maintenance, repairs, and replacements, of whatever kind.

11.Alterations by Tenant.

(a) Tenant agrees with Landlord not to make or allow to be made any Tenant Improvements (as hereinafter defined), install any coin or token operated vending machine or similar device, or place signs, furnishings, equipment, or any window coverings on any part of the Premises which are visible from outside the Premises, without first obtaining the written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may elect. Any and all alterations or improvements to the Premises by or on behalf of Tenant (including those made pursuant to the provisions of Exhibit "D") (collectively, the "Tenant Improvements," but excluding movable equipment, personal property or furniture owned by Tenant) shall become the property of Landlord upon termination of this Lease. Landlord may, nonetheless, require Tenant to remove any portion of or all of the Tenant Improvements, and restore the Premises to its original condition as a condition to its consent. In the event that Landlord so elects, and Tenant fails to remove the Tenant Improvements, Landlord may remove the Tenant Improvements at Tenant's cost,and Tenant shall pay Landlord on demand all costs incurred in removing Tenant Improvements and restoration of the Premises as required.

(b) Whether or not Landlord grants its consent to Tenant's proposed alterations or improvements, all alterations and improvements shall nevertheless be conditioned upon Tenant: (i) acquiring all applicable governmental permits; (ii) furnishing Landlord with copies of any permits, if required, and the plans and specifications prior to commencement of the work; (iii) Tenant reimbursing Landlord within 10 days of Tenant's receipt of a bill or estimate therefor for all reasonable costs and expenses incurred by Landlord in connection with the review and inspection of alterations improvements and/or additions for which consent may be required, including, but not limited to, architect's and engineer's fees and costs, it being agreed that the foregoing shall be limited to alterations which shall require Landlord's consent; and (iv) complying with all conditions of any permits and with other Legal Requirements and all provisions of this Lease applicable to Tenant Improvements in a prompt and expeditious manner.

(c) Whether or not Landlord grants its consent to Tenant's proposed alterations or improvements: (i) all alterations, improvements and additions installed by Tenant shall be installed in a good workmanlike and lien free manner and in a manner that minimizes inconvenience to and disruption of the other occupants of the Complex (including, but not limited to the Building) and their businesses, shall be performed by a contractor approved by Landlord (which approval shall not unreasonably be withheld), shall be of a quality not less than Building Grade and, once commenced, shall be prosecuted continuously, in good faith and with due diligence until completed; and (ii) Tenant shall promptly upon completion of any alterations or improvements furnish Landlord with as-built plans and specifications regardless of whether or not consent was required.

(d) In the event that Landlord reasonably determines that any alterations or improvements by Tenant would disrupt the other tenants in the Complex, Landlord may require that all work performed by or on behalf of Tenant be performed only outside of-Normal Business Hours.

12.   Utilities; Structural Overload.

(a)   Tenant's use of electrical services shall also be subject to the following:

(i) Tenant's electrical requirements shall be restricted to that equipment which individually does not have a name plate rating greater than 16 amps at 120 volts, single phase. The Premises shall not have a computed electrical load for overhead lighting and equipment greater than 4 watts per square foot of Usable Area of the Premises.

(ii) Tenant's overhead lighting shall not have a design load greater than an average of 2 watts per square foot of Usable Area of the Premises.

(iii) Tenant will not install or connect any electrical equipment that in Landlord's reasonable opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building or the Complex. Tenant will not, without Landlord's prior written consent in each instance, connect any items such as non-Building Grade tenant lighting, vending equipment, printing or duplicating machines, computers (other than desktop word processors and personal computers), auxiliary HVAC equipment, or other data, communications, or electronic equipment to the Building's electrical system, or make any alteration or addition to the system. If Tenant desires any such items, additional 208/120 volt electrical power beyond that supplied by Landlord as provided above, or other special power requirements or circuits, then Tenant may request Landlord to provide such supplemental power or circuits to the Premises, which request Landlord may grant or withhold in its sole discretion. If Landlord furnishes such power or circuits, Tenant shall pay Landlord, on demand, the cost of the design, installation, and maintenance of the facilities required to provide such additional or special electrical power or circuits and the cost of all electric current so provided at a rate not to exceed that which would be charged by Florida Power & Light, or its successor, if Tenant were a direct customer thereof. Landlord may require separate electrical metering of such supplemental electrical power or circuits to the Premises, and Tenant shall pay, on demand, the cost of the design, installation, and maintenance of such metering facilities. In no event shall Tenant have access to any electrical closets. Tenant agrees that any electrical engineering design or contract work shall be performed at Tenant's expense by Landlord or an electrical engineer and/or electrical contractor designated by Landlord. All invoices respecting the design, installation, and maintenance of the facilities requested by Tenant shall be paid within 15 days of Tenant's receipt thereof. Landlord's charge to Tenant for the cost of electric current so provided shall be paid within 15 days of receipt of invoice by Tenant.

(b) Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area that such floor was designed to carry and which may be allowed by law. Landlord reserves the right to prescribe the weight limitations and position of all heavy equipment and similar items, and to prescribe the reinforcing necessary, if any, which in the opinion of the Landlord may be required under the circumstances, such reinforcing to be at Tenant's expense.

13.   Laws and Regulations. Tenant agrees to comply with all Legal Requirements of every Legal Authority. Tenant shall: (a) neither cause nor permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, or process Hazardous Materials, except in compliance with all Legal Requirements; (b) neither cause nor permit a release or threatened release of Hazardous Materials onto the Premises or any other property as a result of any intentional or unintentional act or omission on the part of Tenant; (c) comply with all Legal Requirements related to Hazardous Materials; (d) conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions on, from, or affecting the Premises in accordance with such Legal Requirements and to the satisfaction of Landlord; (e) upon the expiration or termination of this Lease, deliver the Premises to Landlord free of all Hazardous Materials; and (f) defend, indemnify, and hold harmless Landlord and Landlord's employees and other agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of any kind or nature, known or unknown, contingent or otherwise (including, without limitation, accountants' and attorneys' fees (including fees for the services of paralegals and similar persons), consultant fees, investigation and laboratory fees, court costs, and litigation expenses at the trial and all appellate levels), arising out of, or in any way related to (i) the presence, disposal, release, or threatened release, by or caused by Tenant or its agents, of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise; (ii) any personal injury, including wrongful death, or damage to property, real or personal, arising out of or related to such Hazardous Materials; (iii) any lawsuit brought, threatened, or settled by Legal Authorities or other parties, or order by Legal Authorities, related to such Hazardous Materials or otherwise; and/or (iv) any violation of Legal Requirements by Tenant or its agents related in any way to such Hazardous Materials. In addition, Tenant shall comply with all recommendations of the Association of Fire Underwriters, Factory Mutual Insurance Companies, the Insurance Services Organization, or other similar body establishing standards for fire insurance ratings with respect to the use or occupancy of the Premises by Tenant, and will participate in periodic fire brigade instruction and drills at the request of Landlord and will supply, maintain, repair and replace for the Premises any fire extinguishers or other fire prevention equipment and safety equipment required by the aforementioned rules, regulations, standards and recommendations.

14.   Building Rules and Regulations. Tenant will comply with the rules and regulations of the Building (the "Rules and Regulations") as adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; provided, however, any subsequently adopted or altered Rules and Regulations shall not unreasonably interfere with Tenant's use of the Premises for the Permitted Use. The current Rules and Regulations of Landlord are attached to this Lease as Exhibit "E" and are incorporated herein by reference.

15.    Entry by Landlord. Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all times) to inspect the same, to show the Premises to prospective purchasers, Landlord's mortgagees or ground lessors (collectively, "Mortgagee"), tenants or insurers, and to clean, maintain or make repairs, alterations or additions to the Premises, the Building or the Complex, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. Landlord shall use reasonable efforts to not materially interfere with Tenant's use of the Premises. Tenant agrees to cooperate with Landlord in effecting any maintenance or improvements, including without limitation, providing personnel on hand during extended hours if Landlord reasonably deems such presence to be in the interest of the Premises, the Tenant, the Building or the Complex. Landlord's designee may exercise any of Landlord's rights under this Lease. Nothing contained in this paragraph shall limit, modify and/or otherwise affect any of Tenant's obligations in this Lease.

16.    Assignment and Subletting.

(a) Tenant shall not, voluntarily, involuntarily, or by operation of law, assign, sublease, transfer, mortgage, pledge or encumber this Lease or any interest therein except with Landlord's prior written consent, which may be withheld by Landlord in Landlord's reasonable discretion. Any attempted assignment, sublease, transfer or encumbrance of this Lease by Tenant in violation of the terms and covenants of this Paragraph shall be void ab initio. Any consent given by Landlord shall not be considered to be a consent to any other or further proposed assignment, sublease, transfer or encumbrance. In the event Tenant or Guarantor, if any, is a corporation, limited liability company or a partnership, the conveyance, assignment, transfer or alienation of 20% or more of the corporate stock, membership interests or partnership interests, as the case may be, or the change in management or controlling interest in Tenant or Guarantor shall be deemed an assignment for the purposes hereof unless such entity is a Reporting Company under the Securities Exchange Act of 1934. Tenant shall reimburse Landlord's actual attorneys' fees and expenses incurred in connection with Tenant's assignment, subletting, transfer, or encumbrance of this Lease or any interest therein.

(b) If Tenant requests Landlord's consent to an assignment of this Lease or subletting of all or part of the Premises, Landlord may, in Landlord's sole and absolute discretion: (i) approve or disapprove such sublease or assignment (but no approval of an assignment or sublease shall relieve Tenant of any liability hereunder); (ii) negotiate directly with the proposed subtenant or assignee and, in the event Landlord is able to reach agreement with such proposed subtenant or assignee, upon execution of a lease with such tenant, terminate this Lease (in part or in whole, as appropriate) upon 30 days' notice; (iii) recapture the Premises or applicable portion thereof from Tenant and terminate this Lease (in part or in whole, as appropriate) upon 30 days' notice in which case Landlord shall be permitted to lease the Premises to any third party; or (iv) if Landlord should fail to notify Tenant in writing of its decision within a 30 day period after Landlord is notified in writing of the proposed assignment or sublease, Landlord shall be deemed to have refused to consent to such assignment or subleasing, and to have elected to keep this Lease in full force and effect.

(c) All cash or other consideration, including any excess rentals beyond the Rent set forth herein, received by Tenant as the proceeds of, or resulting from, any assignment, sale, or sublease of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord, notwithstanding the fact that such proceeds exceed the Rent called for hereunder, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. This covenant and assignment shall benefit Landlord and its successors in ownership of the Building and /or the Complex and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and assigns. Any assignee, sublessee or purchaser of Tenant's interest in this Lease (all such assignees, sublessees or purchasers being hereinafter referred to as "Successors"), by occupying the Premises and/or assuming Tenant's obligations hereunder, shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord by such Successor in consideration of any such sale, assignment or subletting, in violation of the provisions hereof, but Tenant shall remain fully liable to Landlord for all obligations hereunder.

(d) Notwithstanding anything contained in this Section and so long as Tenant first obtains Landlord's prior written consent (which consent shall not be unreasonably withheld), Tenant may: (i) sublease the Premises (in whole but not in part) or (ii) assign its interest in this Lease to any entity which controls, is controlled by, or is under common control with Tenant (collectively, an "Affiliate"), provided that any such assignee or sublessee must use the Premises for the Permitted Use and have sufficient financial strength (in Landlord's reasonable estimation, and as reasonably evidenced to Landlord) to meet the obligations of Tenant hereunder.

(e) The interest of Tenant in this Lease and/or the Premises is not subject to execution, levy and/or sale, and is not otherwise subject to transfer by Tenant in any manner whatsoever, except as expressly provided and permitted in this Lease and/or except as may be effectuated by Landlord under this Lease.

17.   Construction Liens. The interest of Landlord in and to the Property, the Building, the Complex, the Premises, and/or any part of either, and the income therefrom, shall not be subject to liens for improvements made, or caused to be made, by Tenant. Tenant will not permit any construction liens, mechanic's liens or other liens to be placed upon the Premises, the Building the Complex or the Property, and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any construction, mechanic's or other liens against the Premises, the Building, the Complex or the Property. If any such lien is recorded against or attached to the Premises, the Building, the Complex or the Property, Tenant shall bond against or discharge same within 10 days after Tenant's receipt of actual notice that the same has been so recorded or attached. Should any such lien not be discharged or bonded off within such 10 day period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, cause the same to be discharged (including the advancement of monies for such purpose). Any monies advanced or costs incurred by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as Additional Rent. Should a Notice of Commencement be filed in the public records for work by or on behalf of Tenant, the Legal Description shall specifically be limited to Tenant's leasehold interest in the Premises, and then Tenant shall be responsible for having a corresponding Notice of Termination timely recorded in the county which the Property is located upon the completion of such work.

18.    Landlord's Insurance.

(a) Landlord shall, as part of the Operating Expenses, maintain fire and extended coverage insurance on the Building and the Premises (which may include vandalism and malicious mischief coverage) and such endorsements as Landlord may require or is otherwise reasonably consistent with other similarly situated buildings) in an amount not less than the full replacement value thereof (which may be exclusive of foundations), or in such amounts as Mortgagee shall require, with such deductibles as shall be determined by Landlord from time to time. Landlord reserves the right to self-insure the Building so long as a financial institution such as an insurance company, bank, savings and loan association, or pension fund having a net worth of at least $100 million owns an interest in the Building of 50% or more. All insurance obtained by Landlord in connection with the Building shall be passed through to the tenants of the Building, including Tenant, as part of the Operating Expenses, and payments for losses thereunder shall be made solely to Landlord or Mortgagee as their interests shall appear. In the event of self-insurance, the premium cost equivalency of such policy or policies shall be a part of the Operating Expenses.

(b) Landlord shall, as part of the Operating Expenses, maintain a policy or policies of commercial general liability insurance with respect to the Common Areas and the activities thereon in such amounts as Landlord or any Mortgagee may require. In the event of self-insurance, the premium cost equivalency of such policy or policies shall be part of the Operating Expenses.

(c) Landlord may purchase insurance for windstorm, flood, plate glass, sign, automobile, sinkhole, business income, rent loss, liquor liability and such other insurance which Landlord or any Mortgagee may require in their sole discretion and with such deductibles as Landlord may desire. The costs of all such insurance shall be part of the Operating Expenses.

(d) Landlord may hereafter raise or lower such coverage in such amounts as may from time to time be prudent to Landlord within its sole discretion. Such policies may insure the Complex and other properties and locations; and in such event, there shall be an equitable allocation of the insurance costs chargeable to the Complex and any such other property.

19.   Tenant's Insurance and Requirements.

(a)   Tenant agrees to secure and keep in force from and after the date Landlord shall deliver possession of the Premises to Tenant (or the earlier date Tenant enters the Premises for any purpose) and throughout the Lease Term, at Tenant's own cost and expense:

(i) Commercial general liability insurance with a single combined limit, including any umbrella or excess commercial policy, with a broad form commercial general liability endorsement applicable to the Premises and its appurtenances, the sidewalks, if any, abutting and/or adjoining the Premises, and the business operated by Tenant and/or any party, in or from the Premises, on an occurrence basis in an amount of not less than $2,000,000 or such additional amount as may be reasonably required by Landlord from time to time, which shall include insurance for personal injury, death or property damage occurring upon, in or about the Premises, including water damage and sprinkler leakage legal liability, and shall include products and completed operations coverage with a reasonable deductible consistent with standard industry practice.

(ii) Special Form property insurance covering all of the Tenants Improvements, and all trade fixtures, furniture, decorations, equipment, inventory, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made by Tenant, in an amount not less than one 100% percent of their replacement cost from time to time during the Lease Term without co-insurance, providing protection against perils included within a standard Florida form of fire and extended coverage insurance policy, together with insurance against sprinkler damage (if sprinklers are installed), vandalism, theft, and malicious mischief, and shall also include plate glass coverage for all plate glass along the exterior walls of the Premises, with a reasonable deductible consistent with standard industry practice. At Landlord's option, any proceeds from such insurance shall be held by an escrow agent approved by Landlord for the repair, restoration, reconstruction or replacement of the property damaged or destroyed unless this Lease shall cease and terminate as hereinafter provided.

(iii) Workers' Compensation insurance in the amount required by law, and employer's liability insurance in an amount of not less than $1,000,000 with a reasonable deductible consistent with standard industry practice.

(iv) Employee's non-owned and hired vehicle insurance for any non-owned vehicles that are used by Tenant's employees in the course of Tenant's business in an amount of not less than $500,000; if Tenant owns or leases any vehicles used in the operation of its business, commercial automobile insurance in an amount of not less than $1,000,000.

(v) Business income and interruption insurance respecting Tenant's operations from the Premises sufficient to cover Tenant's overhead and payroll for at least 12 months.

(vi) During any period when Tenant Improvements or any other construction work is being performed within the Premises or on the Property by or for Tenant, Tenant or its contractor(s) shall provide builder's risk insurance equal to the replacement cost of any improvements being constructed, naming Landlord as a loss payee, and owner's and contractor's protective liability insurance in an amount of not less than $1,000,000 with a reasonable deductible consistent with standard industry practice; and each contractor shall maintain worker's compensation insurance as required by law, and Landlord shall be provided with certificates evidencing same.

(vii) Such other insurance as Landlord may reasonably require or as is customarily carried by businesses similar to Tenant's business, in such amounts and conditions as Landlord may reasonably require.

(b)   Tenant's Insurance - Special Requirements. All policies of insurance provided for in Paragraph 19(a) above shall: (i) be issued in form and by an insurance company approved by Landlord rated A VII or better by the then current Best's Guide, and qualified to do business in the State of Florida; (ii) name the following parties (the "Interested Parties") as additional insureds (or as loss payee, as applicable): Landlord, Landlord's agents and managers, any ground lessor or Mortgagee, and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant; (iii) be delivered (or, at Landlord's option, a certificate thereof acceptable to Landlord) to the Interested Parties upon or before delivery of possession of the Premises to Tenant and thereafter within 30 days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent; (iv) shall contain a provision that the insurer will give the Interested Parties at least 30 days notice in writing in advance of any cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance or any other material change; (v) shall be written as a primary policy which does not contribute to and is not in excess of coverage which the Interested Parties may carry, and (vi) shall contain a provision that the Interested Parties, although added as additional insureds or named as loss payees, shall nevertheless be entitled to recover under said policies for any loss occasioned to them, or their servants, agents and employees by reason of the negligence of Tenant. The limit of any insurance maintained by Tenant shall not limit the liability of Tenant hereunder.

(c)   Proceeds. All insurance proceeds payable with respect to the Premises, and the Tenant Improvements shall belong to and shall be payable to Landlord, provided that in the event of any damage or destruction to the Premises and the Lease is not terminated pursuant to any right hereunder, and Tenant completes its obligation to repair, redecorate and refixture the Premises in accordance with Paragraph 22, Tenant shall be entitled to the proceeds of the insurance carried by Tenant covering the Tenant Improvements, but such insurance proceeds shall be held in trust by or on behalf of Tenant for such purposes in a manner reasonably acceptable to Landlord. If Tenant shall fail to complete the repairs, redecoration and refixturing which it is obligated to perform under Paragraph 22, or if this Lease is terminated prior to completion of such work, Tenant shall have no right or claim to such proceeds, and all such proceeds shall be turned over to Landlord and disposed of as Landlord, in its sole and absolute discretion, may determine. Upon termination of this Lease by Tenant pursuant to Paragraph 22, Tenant shall also pay to Landlord any deductible of any Tenant insurance policy with respect to the Premises and if the proceeds are insufficient to complete any restoration work, Tenant shall pay Landlord any deficiency.

20.     Indemnity; Limitation of Liability.

(a)    Landlord shall not be liable for, and Tenant will indemnify, defend, and save Landlord harmless of and from, all fines, suits, damages, claims, demands, losses, and actions (including attorneys' fees) for any injury to person or damage to or loss of property on or about the Premises, the Building, Property, and the Complex caused by the negligence or misconduct or breach of this Lease by Tenant, its employees, subtenants, invitees, licensees, or by any other person entering the Premises, the Building, the Complex, or the Property under express or implied invitation of Tenant, or arising out of Tenant's use of the Premises.

(b) Landlord shall not be responsible for any of its or any other person's acts or omissions including, without limitation, its negligence, or the acts, omissions or negligence of any party for whom Landlord could be responsible or liable including, without limitation, its agents, employees, invitees, lessees, licensees or independent contractors, that causes any loss or damage to any property or the death or injury to any person, whether occasioned: (i) by theft, fire, act of God or public enemy, injunction, riot, strike, insurrection, war, court order, requisition of other governmental body or authority; (ii) due to the Premises, the Building, the Complex, or the Property or any part thereof becoming out of repair except if Landlord has failed to perform any express obligation hereunder; (iii) by the happening of any accident in or about the Premises, the Building, the Complex or the Property; (iv) due to any act of neglect of any tenant or occupant of the Building, the Complex, or the Property or of any other person; or (v) otherwise. This provision shall apply especially (but not exclusively) to damage caused by water, frost, weather, steam, sewerage, electricity, gas, sewer gas or odors, or by the bursting or leaking of pipes or plumbing work, and shall apply equally whether such damage be caused by act or neglect of Landlord or any of the other tenants, occupants, or maintenance personnel of the Building, the Complex, or of the Property, or of any other person.

21.    [Intentionally Omitted]

22.     Casualty Damage.

(a)  If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If: (i) the Building or the Complex shall be so damaged that substantial alteration or reconstruction of the Building, Complex or the Property shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty); (ii) any Mortgagee's interest in the Building, the Complex or the Property requires that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt; (iii) there is any material uninsured loss to the Building, the Complex, the Property or any part thereof; Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within 90 days after the date of such casualty; and may, at its option, not repair, reconstruct, or restore the Premises or the Building, whether or not the Premises have suffered from the casualty.

If Landlord does not elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building and any Tenant Improvements previously performed by Landlord; except that Landlord's obligation to restore shall not require Landlord to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty.

When the Landlord's repairs have been substantially completed by Landlord, Tenant shall promptly complete the restoration of all improvements to the Premises in excess of the Shell Improvements and Tenant Improvements previously performed by Landlord (including, without limitation, all Tenant Improvements previously performed by Tenant unless Landlord elects to restore any such Tenant Improvements, which restoration shall in all events be at the expense of Tenant) which are necessary to permit Tenant's reoccupancy of the Premises and to restore the Premises to the condition immediately before such casualty or damage, in accordance with plans and specifications approved by Landlord and Tenant pursuant to the provisions applicable to Tenant Improvements. Landlord shall have the right, but not the obligation, to bid such work on behalf of Tenant and shall become Tenant's contractor in the event: (i) its bid is the low bid; or (ii) Landlord elects to match the low bid received by Tenant from any other qualified contractor. In any event Landlord shall have the right to approve any contractor Tenant selects to perform such work. Tenant shall also be responsible for the restoration of Tenant's furniture, equipment, and fixtures. All cost and expense of reconstructing the Premises to a level in excess of Shell Improvements and Tenant Improvements previously performed by Landlord shall be borne by Tenant.

(b) Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such casualty damage or the repair thereof; except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent until the Shell Improvements and any Tenant Improvements previously performed by Landlord are substantially completed by Landlord and a reasonable period of time, not to exceed 60 days has elapsed for Tenant to restore any Tenant Improvements previously performed by or on behalf of Tenant. If the Premises or any other portion of the Building, Complex or the Property be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, contractors, employees, or invitees, the Rent hereunder shall be diminished during the repair of such damage only to the extent same is actually covered by insurance proceeds, and Tenant shall be liable to Landlord for cost of the repair and restoration of the Premises, the Building, the Complex and/or the Property caused thereby to the extent such cost and expense is not covered by insurance proceeds.

23.   Condemnation. If the whole or substantially the whole of the Complex, Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Complex or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Complex or Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may, at its option, terminate this Lease by giving written notice thereof to Tenant; in which event this Lease shall terminate as of the date when physical possession of such portion of the Complex or Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, and if a portion of the Premises is taken, the Base Rent payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and, if affected, the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Shell Improvements and the Landlord's portion of the Tenant Improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Complex or Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation.

24.    Events of Default; Remedies.

(a) The following events shall be deemed to be, but are not exclusively, "Events of Default" by Tenant under this Lease: (i) Tenant shall fail to pay any Rent or other sum of money when due under this Lease; (ii) Tenant shall fail to comply with any provision of this Lease or any other agreement between Landlord and Tenant not requiring the payment of money (all of which terms, provisions, and covenants shall be deemed material) and such failure shall continue for a period of 15 days after written notice of such default is delivered to Tenant; or if such failure could not reasonably be cured within such period, Tenant shall have failed to commence such cure within such period or thereafter failed to prosecute with diligence such cure to completion, but in no event later than 60 days after Landlord's initial notice to Tenant of such failure; (iii) the leasehold hereunder demised shall be taken by execution or other process of law in any action against Tenant; (iv) Tenant notifies Landlord, at any time prior to the Rent Commencement Date, that Tenant does not intend to take occupancy of the Premises upon the Rent Commencement Date, or Tenant shall fail to promptly move into and take possession of the Premises when the Premises are ready for occupancy or shall cease to do business in or abandon any substantial portion of the Premises; (v) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; (vi) Tenant or any guarantor takes any action to, or notifies Landlord that Tenant or any guarantor intends to file a petition under any section or chapter of the Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any State thereof, or a petition shall be filed against Tenant or any guarantor under any such statute, or Tenant or any guarantor or any creditor of Tenant notifies Landlord that it knows such a petition will be filed, or Tenant or any guarantor notifies Landlord that it expects such a petition to be filed; (vii) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant or any guarantor; (viii) Tenant shall make any assignment of this Lease or sublease of all or any portion of the Premises without Landlord's prior consent in violation of the terms of this Lease; (ix) Tenant shall remove or permit the removal of any furniture, fixtures or equipment from the Premises other than in the normal course of business without replacing same with replacement furniture, fixtures or equipment of at least equivalent value; (x) Tenant or any agent of Tenant falsifies any report or misrepresents other information required to be furnished to Landlord pursuant to this Lease; (xi) the death of Tenant or any guarantor of Tenant's obligations; or the commencement of steps or proceedings toward the dissolution, winding up, or other termination of the existence of the Tenant or of any guarantor of the Tenant's obligations, or toward the liquidation of either of their respective assets; (xii) the occurrence of any other event described as a default elsewhere in the Lease or any amendment thereto, regardless of whether such event is defined as one of the Events of Default in this Paragraph.

(b) Upon the occurrence of any of the Events of Default enumerated above, or any other event of default by Tenant under this Lease Landlord shall have the option to pursue any one or more of the following remedies: (i) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord; (ii) terminate Tenant's right to occupy the Premises and re-enter and take possession of the Premises (without terminating this Lease); (iii) Landlord shall have the right, with or without terminating or canceling this Lease or Tenant's right to possession of the Premises, to declare all amounts and Rent due under this Lease for the remainder of the Lease Term (or any extension or renewal thereof) to be immediately due and payable, and thereupon all rents and other charges due hereunder to the end of the Lease Term (or any extension or renewal term, if applicable) shall be accelerated; but such accelerated amount shall be discounted to the then present value at the discount rate of the Federal Reserve Bank of the district within which the Premises is located; (iv) Landlord may elect to enter and repossess the Premises and relet all or part of the Premises for Tenant's account, for a term or terms which may, at Landlord's option, be equal to, less than, or greater than the period which would otherwise have constituted the balance of the Lease Term, holding Tenant liable in damages for all expenses incurred in any such reletting including, without limitation, any Tenant improvement allowance, expenditures in connection with renovation, maintenance, repairs and/or alterations for the new tenant, broker's commissions, legal fees, etc. and for any difference between the amount of rent received from such reletting and the Rent due and payable under the terms of this Lease; (v) enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action; and (vi) exercise all other remedies available to Landlord at law or in equity, including, without limitation, injunctive relief of all varieties.

In the event Landlord elects to re-enter or take possession of the Premises after Tenant's default, Tenant hereby waives notice of such re-entry or repossession. Landlord may make such alterations and/or decorations in the Premises as Landlord, in Landlord's sole discretion, considers advisable and necessary for the purpose of reletting, securing or maintaining the Premises. Landlord, in addition to all other rights and remedies it may have, shall have the right to keep in place and use all of the inventory, furniture, fixtures, equipment and other personal property in the Premises and/or remove any or all of Tenant's property from the Premises which may then be sold, disposed of, or stored at the cost of and for the account of Tenant. Landlord shall not be responsible for the care or safekeeping of any such property and Tenant waives any claim against Landlord relating thereto. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless written notice of such intention is given to Tenant. Notwithstanding any reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease. In any event, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any sums due upon such reletting, and the refusal, failure or inability of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages, the Tenant hereby specifically waiving any duty on the part of. Landlord to mitigate damages that may otherwise be imposed by law. Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, expel or remove Tenant and any other person who may be occupying said Premises or any part thereof. In addition, the provisions of Paragraph 26 hereof shall apply with respect to the period from and after the giving of notice of such termination to Tenant. All of Landlord's remedies shall be (collectively, a "Mortgage"), and Tenant agrees that any Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as Mortgagee may deem appropriate in its discretion. The terms of this Lease are subject to approval by Mortgagee, and such approval is a condition precedent to Landlord's obligations under this Lease. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Mortgage now existing or hereafter placed upon the Premises, or the Building, the Complex or the Property, and Tenant agrees upon demand to execute such further instruments (collectively, "Subordination Instrument") subordinating this Lease or attorning to the holder of any such Mortgage as Landlord may request. In the event that Tenant should fail to execute the Subordination Instrument promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute the Subordination Instrument in Tenant's name, place, and stead, it being agreed that such power is one coupled with an interest.

(b) If a Mortgagee, or any other person claiming under a Mortgage, succeeds to Landlord's interest in this Lease whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, Tenant will recognize and attorn to said Mortgagee or other person as its Landlord under this Lease. In the event of a termination of any Mortgage, foreclosure or deed in lieu (as applicable), any new owner shall not: (i) be liable for any act or omission of Landlord or with respect to events occurring prior to acquisition of ownership to the extent applicable to the period prior to the date such new owner succeeds to Landlord's interest under this Lease; (ii) be subject to any offsets or defenses which Tenant might have against Landlord to the extent applicable to the period prior to the date such new owner succeeds to Landlord's interest under this Lease; or (iii) be bound by prepayment of more than one month's Rent.

28.    Estoppel Certificates. Tenant agrees that it will from time to time within 10 days of each request by Landlord, execute and deliver to such persons as Landlord shall request, a statement (each, a "Tenant Estoppel Certificate") in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default, stating the nature of such alleged default), and further stating such other matters as Landlord shall reasonably require. Any Tenant Estoppel Certificate may be relied upon by Landlord or any prospective purchaser, Mortgagee, or prospective Mortgagee of the Complex or any portion thereof. If Tenant fails to return a Tenant Estoppel Certificate duly executed and acknowledged, or fails to object to its contents, within said 10 day period, the matters set forth therein shall conclusively be deemed to be correct.

29.    Parking.

(a) During the Lease Term, Tenant shall have the non-exclusive use in common with Landlord, other Building tenants, other Complex tenants and/or other parties and their respective guests and invitees, of the driveways of and pedestrian access to the Parking Facility and the Property, subject to the Rules and Regulations promulgated by Landlord from time to time. During the Lease Term, Landlord shall at all times provide for: (i) the use of Tenant and its employees (including part-time employees), officers and directors the Parking Spaces in the Parking Facility; and (ii) for Tenant's guests and invitees (but not for Tenant's employees, officers or directors) non-exclusive use of the Parking Facility at the then current charges and fees, it being the intent of the parties that Tenant's employees, officers and directors may occupy no more than the number of unassigned Parking Spaces set forth in Paragraph 1(a) of this Lease. In no event shall Tenant or its employees, guests or invitees or any other party using the Parking Spaces utilize the Parking Spaces for anything other than the parking of vehicles, and no such party shall be entitled to have any maintenance performed on any vehicle while parked in the Parking Facility nor utilize any electrical supplies or any other utilities within the Parking Facility, whether for charging a vehicle or any other purpose. The Parking Spaces shall be subject to a monthly rental charge payable by Tenant to Landlord (or at Landlord's option, to Landlord's contractor managing the Parking Facility) in the initial amount equal to the Cost of a Parking Space for each of the Parking Spaces, the total amount of such parking rental to be payable to Landlord as Additional Rent at the same time and in the same manner as the monthly installments of the cumulative and not exclusive. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. Without limiting the generality of the foregoing, the maintenance of any action or proceeding to recover possession of the Premises or any Rent or any other monies that may be due or become due from Tenant to Landlord shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for the recovery of possession of the Premises or of any other Rent or monies that may be due or become due from Tenant. Any entry or re-entry into the Premises by Landlord shall not be deemed to absolve or discharge Tenant from liability under this Lease.

25.  Peaceful Enjoyment.

(a) Tenant may peacefully have, hold, and enjoy the Premises, subject to the other terms of this Lease, provided that Tenant timely pays the Rent and other sums herein recited to be paid by Tenant, and timely performs all of Tenant's covenants and agreements contained in this Lease. Landlord shall be entitled to cause Tenant to relocate from the Premises to a comparable space (a "Relocation Space") within the Complex at any time upon 30 days prior written notice to Tenant. The costs of the physical relocation of Tenant shall be at the expense of Landlord or the third party tenant replacing Tenant in the Premises. Such a relocation shall not terminate or otherwise affect or modify this Lease except that from and after the date of such relocation, the "Premises" shall refer to the relocation space into which Tenant has been moved, rather than the original Premises as herein defined.

(b) Notwithstanding anything contained in this Lease to the contrary, should Landlord determine that an emergency exists that threatens the Complex, Building or any of the tenants or persons therein, or any of their property (e.g. an impending hurricane, a bomb threat to the Complex), including but not limited to emergencies caused by persons or natural conditions outside of Landlord's control, Landlord shall have the right to close the Complex and require all tenants, including Tenant, to evacuate the Complex until such emergency ceases to exist. Such closure shall not affect Base Rent, any other Rent or the Lease Term.

26. Surrender; Holding Over. This Lease shall terminate at 11:59 p.m. on the day of the expiration of the Lease Term without the necessity of notice from either Landlord or Tenant. Upon the expiration or termination of this Lease (or such other time as Tenant may vacate the Premises, notwithstanding that so vacating may constitute a default), Tenant shall peacefully surrender, quit and vacate the Premises and deliver up same to Landlord in accordance with the terms of this Lease and in good order, condition and repair, as the same shall be on the date Tenant opens for business in the Premises, or the date any subsequent improvements to the Premises are completed, damage by fire or other insured casualty for which Landlord has received the applicable proceeds excepted, broom clean, with all trash removed. Tenant shall also deliver to Landlord all keys to the Premises and shall inform Landlord of all combinations and codes on any locks, alarms, safes and vaults in the Premises. In the event of holding over by Tenant after expiration or other termination of this Lease, or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession, Tenant shall, throughout the entire holdover period, pay Rent equal to twice the Base Rent and Additional Rent which would have been applicable had the Lease Term continued through the period of such holding over by Tenant. No holding over by Tenant after the expiration of the Lease Term shall be construed to extend the term of this Lease, and Tenant shall be deemed to be a tenant-at-sufferance during such holdover period. If, as a result of Tenant's holding over in the Premises after expiration or other termination of this Lease, Landlord suffers damages or incurs additional obligations to any third party who has leased part or all of the Premises, Tenant shall indemnify Landlord to the extent of such damages or additional obligations, including without limitation Landlord's attorneys' fees.

27.  Subordination to Mortgage; Attornment.

(a) Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease, or other lien presently existing or hereafter arising upon the Premises, or upon the Building, the Complex or the Property and to any renewals, refinancing and extensions thereof or of any ground leases Base Rent. The said monthly rental rate for the Parking Spaces shall be subject to change at any time and in the event of non-payment thereof, Landlord shall have all the rights and remedies provided hereunder with respect to a default by Tenant. The rental charge reflected by the Cost of a Parking Space is the rental amount charged by Landlord for each of the Parking Spaces and does not include reasonable fees related to the control of the ingress and egress of the Parking Facility, such as the cost of actual parking cards for Tenant's employees, invitees, guests, officers and directors which will be charged to Tenant in addition to the Cost of a Parking Space for each of the Parking Spaces. If Landlord implements a system whereby tenants of the Complex are provided the opportunity to acquire access cards to the Parking Facility, Tenant shall have the right to acquire, at the rates charged therefor by Landlord, no more access cards than the number of Parking Spaces designated in Subparagraph 1(a). If Tenant fails to pay for such parking charges when due, then, in addition to all rights and remedies provided Landlord in this Lease and/or at law and/or in equity, Landlord may, by written notice to Tenant, cease to provide any such access card(s) to Tenant. Such access card(s), if any, shall only be provided as a means of access to the Parking Facility by Landlord and Landlord does not guarantee the availability of parking space(s) (whether or not access cards are provided). Tenant shall provide Landlord with a current, complete and accurate list of automobile license numbers assigned to Tenant's cars and cars of its employees and shall forthwith provide Landlord an update thereof as and when any changes occur. In the event that Tenant or its employees and contractors park their cars in areas other than designated employee parking areas (which may be all or in part located in any off-site Parking Facility), then Landlord, after giving notice to Tenant of any such violation, shall have the right to charge Tenant $50.00 per day per car parked in any areas other than those designated. In the event Landlord deems it necessary to tow any cars parked in violation of this Paragraph 29, Tenant shall be responsible for all towing charges, impound fees, and all other charges and fees incurred in connection therewith, and Landlord shall not have, and Tenant does hereby expressly release Landlord of, any liability and/or claim in connection with any such towing. Tenant shall notify each of its employees of the provisions of this Paragraph prior to their commencing any employment at the Premises.

(b) In the event that for any reason whatsoever Landlord is not permitted by governmental law, ordinance, or otherwise to charge monthly rent for the Parking Spaces as provided in this Paragraph, then the Base Rent shall be increased by an amount equal to the total annual parking rental otherwise payable by Tenant.

(c) Landlord shall have a right to designate the location of Tenant's parking and alter such designation upon reasonable notice to Tenant. Landlord makes no guarantee that any of the Parking Spaces will be located in a covered parking area. Landlord shall also have the right to establish or modify the methods used to control parking in the Parking Facility, including, without limitation, the installation of certain control devices or the hiring of parking attendants or a managing agent or the installation of a valet parking system.

(d) Landlord shall have no liability for any property damage or personal injury which may occur as a result of, or in connection with, the use of the Parking Spaces or the Parking Facility by Tenant, its employees, agents, invitees, and licensees (except for damage or injury caused by the gross negligence or willful misconduct of Landlord, its employees or agents); and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, or causes of action which Landlord may incur in connection with or arising out of Tenant's use of the Parking Spaces and the Parking Facility.

(e) In the event of a sale of Landlord's interest in the Parking Facility separate and apart from the remainder of the Complex to a successor in interest who expressly assumes the obligations of Landlord with respect to the Parking Spaces, Landlord shall be released and discharged from all of its covenants and obligations with respect to the Parking Spaces and Tenant agrees to look solely to such successor of Landlord for performance of such obligations. Landlord's sale, assignment or transfer of Landlord's interest in the Parking Facility shall in no manner affect Tenant's obligations.

30.    Attorneys' Fees. If any action or proceeding is commenced in which Landlord intervenes or is made a party by reason of being the Landlord under this Lease or if Landlord shall deem it necessary to engage attorneys or institute any suit against Tenant in connection with the enforcement of Landlord's rights under this Lease, the violation of any term of this Lease, the declaration of Landlord's rights hereunder or the protection of Landlord's interests under this Lease, Tenant shall reimburse Landlord for Landlord's costs and expenses incurred as a result thereof, including without limitation, reasonable attorneys' and paralegals' fees, provided that in the event of any litigation between the parties under this Lease, the prevailing party shall be entitled to receive from the other party full reimbursement of such prevailing party's reasonable attorneys' and paralegals' fees and costs incurred therewith, whether such fees or costs are incurred before, during, or after any trial or administrative proceeding or on appeal or in bankruptcy.

31.    No Implied Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement contained herein or to exercise any option, right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

32.    Mortgagee Protection; Landlord's Liability.

(a) If any Mortgagee shall have given prior notice to Tenant that it is the Mortgagee thereof and such notice includes the address at which notices to such party are to be sent, then Tenant shall give to said Mortgagee notice simultaneously with any notice given to Landlord to correct any default of Landlord as herein provided, and in such event the Mortgagee shall have an additional 60 days within which to cure or correct such default before Tenant may take any action under this Lease by reason of such default (or if such default cannot be cured or corrected within that time, than such additional time as may be necessary if such Mortgagee has commenced within such 60 days, and is diligently pursuing, the remedies or steps necessary to cure or correct such default, including without limitation commencement of foreclosure proceedings if necessary to effect such a cure) and if necessary to cure such default, shall have access to the Premises before such additional 60 day period shall commence. Any notice of default given Landlord shall be null and void unless simultaneous notice has been given to said Mortgagee. Landlord shall not be deemed to be in default under this Lease with respect to any covenant, condition or obligation of Landlord under this Lease until the expiration of 60 days after receipt of written notice of such default from Tenant. If by the nature of such default, the default can not reasonably be cured within said 60 day period, if Landlord has commenced a good faith effort to cure such default within said 60 day period and diligently pursues such cure without interruption until completion, Landlord shall have such time as is reasonable to cure such default.

(b) The term "Landlord," as used in this Lease, shall mean only the owner or owners, at the time in question, of the fee title to the Building. In the event of any transfer of such title or interest, Landlord as named in this Lease (and in the case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability in respect of Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject to the above, be binding on Landlord's successors and assigns, only during their respective periods of ownership. The obligations of Landlord under this Lease do not constitute personal obligations of Landlord or the individual partners, shareholders, members, managers, directors, officers, and property managers, and Tenant shall look solely to Landlord's then existing interest in the Building, and to no other assets of Landlord, for satisfaction of any liability in respect of this Lease, and will not seek recourse against the individual partners, shareholders, members, managers, directors, officers, property managers, or any of their personal assets for such satisfaction. No other properties or assets of Landlord shall be subject to levy, execution, or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises. Anything to the contrary contained in this Lease notwithstanding, Landlord shall under no circumstances be liable for injury to Tenant's business or for any loss of income, incidental or consequential damages, or profit therefrom or for punitive damages, all of which is expressly waived by Tenant.

33.    Security Deposit. If Paragraph 1(a)(vii) sets forth an amount for the Security Deposit, then the Security Deposit shall be due upon execution of this Lease and shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages in case of default by Tenant. Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of Rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit shall be returned by Landlord to Tenant following settlement of Tenant's Proportionate Share of Taxes and Operating Expenses for the final calendar year of the Lease Term as provided in Exhibit "C" hereof. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

34.    Notice. Unless otherwise provided in this Lease, all notices and requests required or permitted under this Lease to Landlord or Tenant shall be in writing and shall be addressed to the addresses indicated in this Lease or to any other address that Landlord or Tenant may designate in a notice to the other party given at least 15 days in advance. All notices shall be deemed to be properly served if delivered to the appropriate address by registered or certified mail (with postage prepaid and return receipt requested), courier, express delivery service (such as FEDEX, D.H.L. or similar express services), or by facsimile transmission (provided that there is independent verification of delivery). Anything contained herein to the contrary notwithstanding, no notice of default, termination or election of any right under this Lease by Tenant (collectively "Material Notices") shall be deemed delivered to, or received by, the receiving party if sent by the sending party only by facsimile. Such Material Notices, if sent by facsimile, must also be sent by any other notice method described in this Paragraph and shall only be deemed received by Landlord pursuant to the provisions applicable to such applicable non-facsimile notice method so utilized. The date of service of a notice served shall be the date of actual receipt or refusal of delivery. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice of default thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in this Paragraph and to such address as such Mortgagee shall designate. Until further notice, the address for Tenant and Landlord shall be as set forth in Paragraph 1(a).

Although the parties may communicate from time to time by email, email correspondence shall not be deemed to be effective notice under this Lease. Notices may be given on behalf of any party by such party's legal counsel. In the event of any litigation under this Lease, the foregoing notice provisions shall in no way prohibit notices from being given as provided in the rules of civil procedure of the State of Florida, as the same may be amended from time to time and any notice so given in any such litigation shall constitute notice herein.

35. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be otherwise valid and enforced to the fullest extent permitted by law.

36.    Recordation. Tenant agrees not to record this Lease or any memorandum hereof. At Landlord's request, Tenant agrees to promptly execute a memorandum of this Lease in recordable form, and Landlord may, at its option, record such memorandum in the Public Records of the County in which the Property is located.

37.    Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida. Landlord and Tenant agree to submit to the personal jurisdiction of and that the venue for any proceeding under or relating to this Lease shall be in any court serving the county where the Property is located.

38.    Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

39.    Time of Performance. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

40.    Brokers. Landlord and Tenant each represent and warrant one to the other that except as set forth below, neither of them has contracted with any broker in connection with the negotiations of the terms of this Lease or the execution thereof Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense or liability with respect to any claims for commissions, finder's fees or brokerage fees arising from or out of any breach of the foregoing representation and warranty. Landlord has advised Tenant that Landlord has contracted with the Landlord's Broker as its broker, which entity may be related to Landlord, and Tenant has contracted with Tenant's Broker, which entity may be related to Tenant, and Landlord shall be responsible for any commission due Landlord's Broker and Tenant's Broker in connection with this transaction pursuant to a separate written agreement.

41.    Effect of Delivery of This Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option to lease. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

42.    Exhibits. All of the Exhibits are incorporated herein and made a part of this Lease for all purposes.

43.    Captions; Construction. The Paragraph captions used herein are for convenience and reference only and in no way add to or detract from the interpretation of the provisions of this Lease. Landlord, Tenant and their separate advisors believe and agree that this Lease is the product of their joint efforts, that it expresses their agreement, and that this Lease shall be construed without regard to any presumption or other rule permitting construction against the party causing this Lease to be drafted and shall not be construed more strictly in favor of or against either of the parties hereto merely because of their efforts in its preparation, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

44.    Prior Agreements and Amendments. This Lease contains the sole and entire agreement between the parties hereto and supersedes all previous written and oral negotiations and agreements between the parties with respect to the subject matter of this Lease. All prior agreements, understandings, representations and/or promises made or entered into by the parties hereto are superseded by and replaced with this Lease, so that this Lease is the sole agreement between the parties. The provisions of this Lease may not be modified or amended, except by an instrument in writing and signed by both parties hereto.

45.    Binding Effect; Usage. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and, to the extent assignment is permitted under the provisions hereof, Tenant's assigns. The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given or to all thereof If more than one party has executed this Lease as "Tenant," the liability of each party hereunder is joint and several. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a limited liability company, a firm, a corporation, or a group of 2 or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

46.    Statutory Notice Requirement. Tenant hereby acknowledges receipt of the following notice as required by Chapter 88-285, Laws of Florida:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

47.     Waiver of Trial by Jury. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL AND THEY DO HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND TENANT'S USE OR OCCUPANCY OF THE PREMISES, WHETHER SUCH CLAIM IS IN CONTRACT, TORT OR OTHERWISE. TENANT FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS IN A SUMMARY PROCEEDING.

48.    Financial Statements. Tenant shall furnish Landlord, within 5 business days after Landlord's request therefor, an updated, current financial statement of Tenant and any guarantors of this Lease. Unless: (i) Landlord has reason to believe there has been a material reduction in the financial worth of any of such parties; or (ii) requested by any Mortgagee, other current or proposed lender, investor or purchaser of Landlord or the Building, such financial statement(s) shall not be required to be furnished more than twice each calendar year.

49.    Representations; Authority.

(a) Tenant represents and warrants that: (i) there are no proceedings pending or, to the knowledge of Tenant, threatened before any court or administrative agency that would materially adversely affect the ability of Tenant to enter into this Lease or the validity or enforceability of this Lease; (ii) there is no provision of any existing mortgage, indenture, contract or agreement binding on Tenant which would conflict with or in any way prevent the execution, delivery or performance of the terms of this Lease; (iii) if Tenant is a corporation, partnership (general or limited), limited liability company, or other entity, then the person executing this Lease on behalf of Tenant has been duly authorized to execute this Lease on behalf of Tenant by the appropriate officers, directors, shareholders, partners (general or limited) members, managers, principals or other persons or entities; (iv) Tenant is in good standing, qualified to do business in the State of Florida; and (v) Tenant has full right, power and lawful authority to execute, deliver and perform its obligations under this Lease, in the manner and upon the terms contained herein, and to grant the estate herein demised, with no other person needing to join in the execution hereof in order for this Lease to be binding on Tenant.

(b) Landlord represents to Tenant that to Landlord's actual knowledge and belief Landlord has full right, power and lawful authority to execute, deliver and perform its obligations under this Lease, in the manner and upon the terms contained herein, and to grant the estate herein demised, with no other person needing to join in the execution hereof in order for this Lease to be binding on Landlord.

50.   Tenant's Acceptance Letter. Tenant agrees to execute and deliver to Landlord a Tenant Acceptance Letter in the form attached hereto as Exhibit "E" within 10 days of a request by Landlord.

51.    Bankruptcy. Landlord and Tenant understand that, notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Bankruptcy Code may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that, in any event, Landlord is entitled under the Bankruptcy Code to adequate assurances of future performance of the provisions of this Lease. The parties agree that, with respect to any such assumption or assignment, the term "adequate assurance" shall include at least the following:

(a) In order to assure Landlord that the proposed assignees will have the resources with which to pay all Base Rent and any Additional Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant or any guarantor (whichever is greater) on the date this Lease became effective, increased by 7%, compounded annually, for each year from the Rent Commencement Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

(b) Any proposed assignee must have been engaged in the conduct of business for the 5 years prior to any such proposed assignment, which business does not violate the Permitted Uses, and such proposed assignee shall continue to engage in the Permitted Use and will not cause Landlord to be in violation or breach of any provision in any other lease, financing agreement, operating agreement or other agreement relating to the Complex. It is understood and agreed that Landlord's asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

(c)   Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

52.    No Partnership. Nothing contained herein, nor any actions of the parties hereto shall be deemed or construed to create the relationship of principal and agent, partnership, joint venture, or any relationship between Landlord and Tenant other than that of landlord and tenant, it being understood and agreed that neither any other provision contained in this Lease nor any acts of Landlord or Tenant shall be deemed to create any relationship between the Landlord and Tenant other than that of landlord and tenant nor cause either Landlord or Tenant to be responsible in any way for the acts, debts or obligations of the other.

53.    Third Party Rights. The parties hereto do not intend to grant directly, indirectly or by implication or by any other means any third party beneficiary rights to any persons or entities.

54.    Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

55.    Reservations. Landlord reserves to itself the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights and dedications that Landlord deems necessary and to cause the recordation of easements, dedications, parcel maps/plats and restrictions so long as same do not adversely and materially: (a) interfere with the use of the Premises by Tenant; (b) increase Tenant's obligations hereunder; or (c) decrease Tenant's rights hereunder. Tenant agrees to promptly execute and deliver in recordable form any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, parcel maps/plats and or restrictions.

56.    Counterparts, Facsimiles. This Lease may be executed in multiple counterparts, all of which together shall constitute one and the same original instrument. A facsimile signature shall be deemed for all purposes to be an original.

57.    Public Filings. In the event Tenant is required to file this Lease with the Securities and Exchange Commission ("SEC"), Tenant agrees it shall, if permitted by Legal Requirements, file a confidential treatment request ("CTR") with the SEC, and shall use reasonable efforts to have the SEC grant the CTR, concerning the Rent and such other provisions as Landlord deems reasonably confidential. Promptly upon request, Tenant shall send to Landlord an electronic copy of this Lease with all appropriate terms and provisions of the Lease redacted. The out of pocket costs of preparing and filing the CTR shall be paid by Tenant.

58.    Survival. Anything contained in this Lease to the contrary notwithstanding, the expiration or termination of the Lease Term of the Lease, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration or termination of the Lease Term, all of which shall survive the same, whether or not same is expressly stated in the particular Paragraph of this Lease, including, without limitation, Tenant's obligations with respect to: (a) the payment of Base Rent and all items of Additional Rent; (b) any provisions of this Lease with respect to indemnities of Landlord made by Tenant; and (c) the removal of all property of Tenant required to be removed hereunder and the repair of all damage to the Premises caused by such removal at the expiration or termination of this Lease to the extent required hereunder.

59.    Ground Lease. Tenant acknowledges and agrees that the provisions of this Lease and Tenant's rights hereunder are in all events subject to the terms and provisions of that certain Agreement of Lease (as previously or hereafter amended, the "Ground Lease") with respect to the property by and between the City of Miami Beach and Landlord dated September 1, 1999, and Tenant agrees to comply with all restrictions applicable to Tenant and Tenant's use and occupancy of the Premises and the property contained therein.

60.    Joint and Several Liability. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

61.    Option to Renew.

(a) Landlord hereby grants Tenant one (1) option to extend the Lease Term, for one (1) additional consecutive period(s) of five (5) years, which would commence immediately upon the end of the Lease Term (such period, and if more than one, each such period being an "Option Term"). The Option Term shall be upon the same terms and conditions as are provided in the Lease, except that the Base Rent during the Option Term will be the Prevailing Market Rent, as specified below in subparagraph (b). The Option Term shall be exercised by Tenant giving notice to Landlord, not later than 365 days prior to the expiration date of the then current Lease Term. If Tenant fails to provide such notice to Landlord on or before such date, Tenant's rights under this section shall be null and void. Additionally, Tenant's rights to extend the Lease Term for the Option Term shall be automatically null and void immediately if any of the following conditions occurs prior to the commencement of the Option Term or the exercise by Tenant of the Option Term:    (a) there shall be an Event of Default by Tenant under the Lease, or (b) Tenant shall have assigned the Lease or sublet all or any potion of the Premises.

EXHIBIT "F"

TENANT ACCEPTANCE LETTER

This declaration is hereby attached to and made part of the lease agreement dated March ___, 2009 entered into by and between 1691 MICHIGAN AVENUE INVESTMENT LP, a Delaware limited partnership as Landlord and __________________________________________________, a  _______________________ as Tenant.

The undersigned, as Tenant, hereby confirms as of the _____ day of ________, _____ the  following:

1. Tenant has accepted possession of the Premises on ____________, __________ able to occupy the same.

2. The Rent Commencement Date is _________, ________  and the obligation to commence the payment of rent commenced or will commence on ________, _________.

3. All alterations and improvements required to be performed by Landlord pursuant to the terms of the Lease to prepare the entire Premises for Tenant's initial occupancy have been satisfactorily completed, and Tenant accepts the Premises in its current condition.

4. As of the date hereof, Landlord has fulfilled all of its obligations under the Lease.

5. The Lease is in full force and effect and has not been modified, altered, or amended, except pursuant to any instruments described above, if any.

6. There are no offsets or credits against Base Rent or Additional Rent, nor has any Base Rent or Additional Rent been prepaid except as provided pursuant to the terms of the Lease.

7.  Tenant has no notice of any prior assignment, hypothecation, or pledge of the Lease or any Rent due under the Lease.

WITNESS:	TENANT:

Car Charging, Inc

/s/ Karina Del Junco	By: /s/ Raphael Perez
Karina Del Junco	As: Secy

(b) Base Rent for each month during the Option Term shall be at a rate equal to the amount that a willing, comparable, renewal tenant with a renewal right at market would pay and a willing, comparable, landlord of a comparable office building in the market area would accept at arm's length, giving appropriate consideration to tenant improvements, brokerage commissions and other applicable terms and conditions of the tenancy in question (the "Prevailing Market Rate"). Within thirty (30) days following Tenant's delivery of the notice exercising the applicable Option Term, Landlord shall advise Tenant of the Prevailing Market Rate on a rentable square foot basis as of the beginning of the applicable Option Term. Within twenty (20) days of receipt of Landlord's notice and determination, Tenant shall advise Landlord, in writing, whether or not Tenant accepts or rejects the Prevailing Market Rate proposed by Landlord. Tenant's failure to accept or reject in writing the Prevailing Market Rate proposed by Landlord within such twenty (20) day period shall be deemed rejection by Tenant, and this Lease shall end on the expiration date of the then-current Lease Term. If Tenant rejects the rate specified by Landlord, \Tenant's rights under this section shall be null and void. If Tenant accepts such rate in writing, then the Base Rent during the applicable Option Term shall be said Prevailing Market Rate.

(c) The leasing of the Premises by Landlord to Tenant for any Option Term shall be upon and subject to all of the terms, provisions and conditions of the Lease, except that (i) once an Option Term is exercised by Tenant, the number of Option Terms remaining shall not include that Option Term, and if only one Option Term is granted or if Tenant exercises the last of multiple Option Terms, the renewal rights granted by this section shall not apply, so that in no event shall Tenant have the right to renew and extend this Lease beyond the last Option Term; (ii) the Base Rent payable during the applicable Option Term shall be the Prevailing Market Rate determined in accordance with the terms above; (iii) Tenant shall accept the Premises in their then "AS IS" condition, and Landlord shall not be required to perform any tenant finish or other work to the Premises or to provide Tenant any tenant finish allowance or other allowance or inducement with respect to the Premises; and (iv) the defined term "Lease Term" shall be deemed to include any Option Term when and if it becomes effective. Once Tenant shall exercise an Option Term in accordance with the terms and conditions of this section, such Option Term shall become effective as provided herein automatically and without the necessity of further documentation; but nevertheless, at Landlord's request, Landlord and Tenant shall promptly execute an amendment to this Lease in form and substance acceptable to both of them, reflecting the leasing of the Premises for the applicable Option Term. There shall be no renewal rights except as set forth in this section.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

Witnesses as to Landlord:	LANDLORD:

1691 MICHIGAN AVE INVESTMENT LP, a Delaware limited partnership

/s/ Karyn Weiss	By:	1691 Michigan Ave Investment GP LLC, a Delaware limited liability company, its general partner
Print Name: Karyn Weiss

/s/ Leo Amador		By: /s/ Jorg Homann
Print Name: Leo Amador		Name: Jorg Homann
Title: Vice President

By: /s/ Benita Latsili
Nam: Benita Latsili
Title: Vice President

Witnesses as to Landlord:	TENANT:

CAR CHARGING INC., a __________ corporation

/s/ Karina Del Junco	By:	/s/ Raphael Perez
Print Name: Karina Del Junco	Name:	Raphael Perez
	Title:	Secy
/s/ Francisco Jauregui
Print Name: Francisco Jauregui

EXHIBIT "A"

LEGAL DESCRIPTION OF PROPERTY

Lots 7 through 10, inclusive, and Lots 14 through 20, inclusive, in Block 37, PALM VIEW SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 6, Page 29, of the Public Records of Miami-Dade County, Florida.

EXHIBIT "B"

FLOOR PLAN OF PREMISES
[TO BE ATTACHED HERE]

(Sketches, cross-hatching, dimensions and area calculations are for illustrative purposes only and are not intended to detail the actual physical boundaries, dimensions or square footage of the Premises.)

EXHIBIT "C"
OPERATING EXPENSES

I.      Payment of Tenant's Share of Operating Expenses.

A. In addition to the Base Rent, Tenant shall pay to Landlord as "Additional Rent" an amount equal to Tenant's Proportionate Share of the sum of the Operating Expenses (hereinafter defined) and the Taxes (hereinafter defined) in excess of the Base Year Expense Stop for each calendar year, which amount shall be prorated for any partial calendar year at the beginning or end of the Lease Term.

As used herein the term:

(i) "Operating Expenses" means all expenses, costs and disbursements, of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, leasing, securing, maintenance and management of the Building, the Complex and Common Areas (excluding such expenses to the extent they relate solely to the Parking Facility) and land on which all of the foregoing are located. By way of explanation and clarification, but not by way of limitation, these Operating Expenses will include the following:

(a) Wages and salaries of all employees engaged in operation, maintenance, and security of the Building and the Complex, employer's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance, pension or retirement benefits, and any other fringe benefits for such employees;

(b) All supplies and materials used in operation and maintenance of the Building or the Complex;

(c) Cost of all utilities, including without limitation water, sewer, electricity, gas and fuel oil used by the Building or the Complex and not charged directly to another occupant;

(d) Cost of Building and Complex management, including management fees and office rental, janitorial services, accounting and legal services, rental and other payments under the Ground Lease or any other ground lease, trash and garbage removal, servicing and maintenance of all systems and equipment including, but not limited to, elevators, plumbing, heating (if provided), air conditioning, ventilating, lighting, electrical, security, fire and other alarms, fire pumps, fire extinguishers and hose cabinets, mail chutes, guard service, alarm system, painting, window cleaning, landscaping and gardening, any maintenance or service agreements, landscape maintenance, elevator, and heating, ventilation, and air-conditioning service;

(e) Cost of all insurance relating to the Building and the Complex and Landlord's personal property used in connection therewith including, without limitation, casualty and liability insurance applicable to the Building and the Complex and Landlord's personal property used in connection therewith;

(f)   Cost of capital improvements to the extent they are depreciated over their deemed useful life; and,

(g)   Costs arising from implementation of Legal Requirements of Legal Authorities.

Notwithstanding the foregoing, the following expenses shall not be Operating Expenses:

(a) The cost of mortgage financing, interest or amortization payments on any mortgage payment;

(b) the costs of repairs incurred by reasons of fire or other casualty or condemnation to the extent that Landlord is compensated therefor through proceeds of insurance or condemnation awards;

(c) all other expenses for which Landlord has received reimbursement (such as by insurance and by other tenants of the Building) except as additional rent under comparable provisions in this Subparagraph of this Exhibit to the Lease;

(d) income or franchise taxes or such other taxes imposed upon or measured by Landlord's net income for the operation of the Building;

(e)  electricity costs or overtime HVAC costs, if charged separately to and actually paid by any other tenant in the Building;

(f) Taxes;

(g) the cost of any additions to the Building that result in a larger building; and

(h) Taxes and insurance costs associated with the Parking Facility, effective from and after the date, if at all, Landlord sells the Parking Facility to a third party and excludes same from the Complex, except to the extent Landlord retains any obligations therefor, including without limitation costs of maintenance of common areas between the Complex and the Parking Facility.

(ii) "Taxes" means all impositions, taxes, surcharges, assessments (special or otherwise), water and sewer charges and rents, and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, including all taxes whatsoever (except only those taxes of the following categories: any inheritance, estate succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax paying entity without regard to Landlord's income source as arising from or out of the Complex) attributable in any manner to the Complex, or the rents receivable therefrom or any part thereof, or any use thereof, or any facility located therein or thereon or used in conjunction therewith or any charge or other payment required to be paid to any governmental authority. Pursuant to the Ground Lease, Landlord is obligated to increase its payments under the Ground Lease if and to the extent that the Property is exempted from any tax obligations because of the fact that the Property is owned by the City of Miami Beach, and the term "Taxes" shall be deemed to mean and include all such increases in Ground Lease payments.

Landlord shall notify Tenant within 60 days after the end of each calendar year hereafter ensuing or earlier during the Term, of the amount which Landlord estimates (as evidenced by budgets prepared by or on behalf of Landlord) will be the amount of Tenant's Proportionate Share of Operating Expenses and Taxes for the then current calendar year and Tenant shall pay such sum in advance to Landlord in equal monthly installments, during the balance of said calendar year, on the first day of each remaining month in said calendar year commencing on the first day of the first month following Tenant's receipt of such notification. Following the end of each calendar year during the Term hereof, Landlord shall submit to Tenant a statement showing the actual amount which should have been paid by Tenant with respect to Operating Expenses and Taxes for the past calendar year, the amount thereof actually paid during that year by Tenant and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Within 30 days after receipt by Tenant of said statement, Tenant or its designee shall have the right in person to inspect Landlord's books and records, at Landlord's office, during Normal Business Hours, after 4 days' prior written notice, showing the Operating Expenses and Taxes for the Complex for the calendar year covered by said statement. Said statement shall become final and conclusive between the parties, their successors and assigns as to the matters set forth therein unless Landlord receives written objections with respect thereto within said 30 day period. Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within 30 days following Tenant's receipt thereof and any overpayment shall be immediately credited against Tenant's obligation to pay expected additional rent in connection with anticipated increases in Operating Expenses and Taxes or, if by reason of any termination of the Lease no such future obligation exists, refunded to Tenant.

In determining the amount of Operating Expenses, for the purpose of this Section, if less than 95% of the Complex shall have been occupied by tenants and fully used by them, at any time during the year, Operating Expenses shall be increased to an amount equal to the like operating expense which would normally be expected to be incurred had such occupancy been 95% and had such full utilization been made during the entire period.

B. Additional Rent due by reason of the provisions of paragraph A above and this paragraph B for the final months of the Lease is due and payable even though it may not be calculated until subsequent to the termination date of the Lease; the Operating Expenses and Taxes for the calendar year during which the Lease terminates shall be prorated according to that portion of said calendar year that the Lease was actually in effect. Tenant expressly agrees that Landlord, at Landlord's sole discretion, may apply the Security Deposit, if any, in full or partial satisfaction of any additional rent due for the final month of the Lease by reason of the provisions of paragraph A above and this paragraph B. If said Security Deposit is greater than the amount of any such additional rent and there are no other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of the Lease, then Landlord shall refund the balance of said Security Deposit to Tenant as provided in Paragraph 32 of the Lease. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved, of the liability for or the obligation to pay any Additional Rent due for the final month of the Lease by reason of the provisions of paragraph A above and this paragraph B if said Security Deposit is less than such, additional rent, nor shall Landlord be required to first apply said Security Deposit to such additional rent if there are any other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of the Lease.

C. Any reference in the Lease or any exhibit to the Lease to "Rent" or "rent" includes Base Rent and Additional Rent. Any term that is not defined in any exhibit shall have the meaning ascribed to it in the Lease.

EXHIBIT "D"

WORK LETTER AGREEMENT

Tenant accepts the Premises in their "as is, where is" condition and Landlord shall not be obligated to perform any construction of any kind whatsoever within the Premises or the Building or Complex.

Provided, however, Landlord shall provide Tenant with an allowance in the amount of $14,380.00 (the "Allowance") to be used by Tenant for the sole purpose of replacing the carpet within the Premises and painting the interior walls within the Premises. The Allowance shall be disbursed by Landlord to Tenant upon satisfaction of the following conditions: (i) Tenant shall be occupying the Premises for regular business purposes and shall have paid Monthly Base Rent for the first month such Rent is due under the Lease, (ii) Tenant shall not be in default, nor shall any matter which with the passage of time would become a default hereunder, (iii) Tenant shall supply Landlord with invoices marked "paid" from third party vendors supplying and installing such carpet and paint showing the total amounts incurred, and Landlord shall reimburse such amounts to Tenant, but only up to the amount of the Allowance, and (iv) Tenant shall provide duly executed, unconditional, final lien waivers from all parties supplying or installing such carpet or paint in favor of, and in form and content acceptable to, Landlord.

EXHIBIT "E"

RULES AND REGULATIONS

The following Rules and Regulations, hereby accepted by Tenant, are prescribed by Landlord to enable Landlord to provide, maintain, and operate, to the best of Landlord's ability, orderly, clear and desirable premises, Building, Complex and Parking Facility for the Tenants therein at as economical a cost as reasonably possible and in as efficient a manner as reasonably possible, to assure security for the protection of Tenants so far as reasonably possible, and to regulate conduct in and use of said Premises, Building Complex and Parking Facility in such manner as to minimize interference by others in the proper use of same by Tenant.

1. Tenant, its officers, agents, servants and employees shall not block or obstruct any of the entries, passages, doors, elevators, elevator doors, hallways or stairways of the Complex or garage, or place, empty or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees.

2. The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Premises, the Building the Complex or Parking Facility shall be restricted to time, method and routing of movement as determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk to property, Premises, Building and Complex in such movement. Tenant shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Complex, the Building, Premises or garage facilities without having first obtained written permission from Landlord 24 hours in advance. Safes, large files, electronic data processing equipment and other heavy equipment or machines shall be moved into Premises, Building, Complex or Parking Facility only with Landlord's written permission and placed where directed by Landlord.

3. No sign, door plaque, advertisement or notice shall be displayed, painted or affixed by Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors, or invitees in or on any part of the outside or inside of the Building, the Complex, garage facilities or Premises without prior written consent of Landlord and then only of such color, size, character, style and materials and in such places as shall be approved and designated by Landlord.

4. Landlord will not be responsible for lost or stolen property, equipment, money or any article taken from Premises, Building, the Complex or Parking Facility regardless of how or when loss occurs, except in the case of gross negligence by Landlord and its agents.

5. No additional locks shall be placed on any door or changes made to existing locks in the Building without the prior written consent of Landlord. Landlord will furnish 2 keys to each lock on doors in the Premises and Landlord, upon request of Tenant, shall provide additional duplicate keys at Tenant's expense. Landlord may at all times keep a pass key to the Premises. All keys shall be returned to Landlord promptly upon termination of the Lease.

6. Tenant, its officers, agents, servants or employees shall do no painting or decorating in the Premises, or mark, paint or cut into, drive nails or screw into or in any way deface any part of Premises, the Building or the Complex without the prior written consent of Landlord. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at expense of Tenant, with the approval and under the direction of Landlord.

7. Landlord reserve the right to: (i) close the Building at 6:00 P.M., subject, however, to Tenant's right to admittance under regulations prescribed by Landlord, and to require the persons entering the Building to identify themselves and establish their right to enter or to leave the Building; (ii) close all parking areas between the hours of 9:00 P.M. and 7:00 A.M. during week days; and (iii) close all parking areas on weekends and holidays.

8. Tenant, its officers, agents, servants and employees shall not permit the operation of any musical or sound producing instruments or device which may be heard outside the Premises or which may emanate electrical waves which will impair radio, television broadcasting or reception or interfere with the use of computers or telephonic equipment from or in the Building.

9. Tenant, its officers, agents, servants and employees shall, before leaving the Premises unattended, close and lock all doors and shut off all utilities; damage resulting from failure to do so shall be paid by Tenant. Each Tenant before the closing of the day and leaving the Premises shall see that all blinds and/or draperies are pulled and drawn.

10. All plate and other glass now in the Premises, Building or Complex which is broken through the cause which is attributable to Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall be replaced by and at expense of Tenant under the direction of Landlord.

11. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part or appurtenance of Premises.

12. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees shall have caused it.

13. All contractors and/or technicians performing work for Tenant within the Premises, Building, Complex or Parking Facility shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceiling, equipment or any other physical feature of the Building, the Complex, the Premises or the Parking Facility. None of this work shall be done by Tenant without Landlord's prior written approval.

14. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building; nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

15. Glass panel doors that reflect or admit light into the passageways or into any place in the Building shall not be covered or obstructed by the Tenant, and Tenant shall not permit, erect, and/or place drapes, furniture, fixtures, shelving, display cases or tables, lights or signs and advertising devices in front of or in proximity of interior and exterior windows, glass panels, or glass doors providing a view into the interior of the Premises unless same shall have first been approved in writing by Landlord.

16. Canvassing, soliciting and peddling in the Complex (including the Parking Facility) is prohibited and each Tenant shall cooperate to prevent the same. Tenant shall not distribute any handbills or other advertising matter in automobiles parked in the Parking Facility. Tenant shall promptly report any such activities to the Building Manager's office.

17. No hand trucks, except those equipped with rubber tires and side guards, shall be used in any space, or in the public halls of the Building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise or otherwise.

18. The work of Landlord's janitors or cleaning personnel shall not be hindered by Tenant after 5:30 P.M. and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service. In this regard, Tenant shall also empty all glasses, cups and other containers holding any type of liquid whatsoever.

19. If Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of Tenant with Landlord's assistance to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of Complex, excepting Tenant's own Premises, for disposal.

20. Tenants may not bring furniture and equipment into the Premises that does not fit in the elevators for the Building and that does not pass through the doorways of the Premises or Building unless such furniture or equipment is made in parts and set up in the Premises. Landlord reserves the right to refuse to allow to be placed in the Building any furniture or equipment of any description which does not comply with the above conditions.

21. Tenant will be responsible for any damage to the Premises, including carpeting and flooring, caused by rust or corrosion of file cabinets, roller chairs, metal objects or spills of any type of liquid.

22. If the Premises become infested with vermin, Tenant, at its sole cost and expense, shall cause the Premises to be exterminated, to the satisfaction of Landlord, and shall employ exterminators approved by Landlord.

23. Tenant shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside of the Building or the Complex, without Landlord's prior approval in writing, and upon such terms and conditions as may be specified by Landlord in each and every instance, including the payment of a rental fee for such space.

24. Tenant shall not use the name of the Building for any purpose other than that of the business address of Tenant or use any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

26. Tenant shall not conduct its business in such manner as to create any nuisance, or interfere with, annoy or disturb any other tenant in the Complex or Landlord in its operation of the Complex or commit waste or suffer or permit waste to be committed in the Premises or Complex. In addition, Tenant shall not allow its officers, agents, employees, servants, patrons, customers, licensees and visitors to conduct themselves in such manner as to create any nuisance or interfere with, annoy or disturb any other tenant in the Complex or Landlord in its operation of the Complex or commit waste or suffer or permit waste to be committed in the Premises or the Complex.

27. Tenant, its officers, agents, servants and employees shall not install or operate any refrigerating, heating (if provided) or air conditioning apparatus or carry on any mechanical operation or bring into Premises, Building or Parking Facility any inflammable fluids or explosives without written permission of Landlord.

28. Tenant, its officers, agents, servants or employees shall not use Premises, or any portion of the Complex for housing, lodging or sleeping purposes without the prior written consent of the Landlord.

29. Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into the Parking Facility, Building, Premises or any other part of the Complex, or keep on the Premises any fish, fowl, reptile, insect, or animal or any bicycle or other vehicle without the prior written consent of Landlord. Wheel chairs and baby carriages are excepted from this rule.

30. Neither Tenant nor any officer, agent, employee, servants, patron, customer, visitor, licensee or invitee of any Tenant shall go upon the roof of the Building without the written consent of the Landlord.

31. Tenant shall not have its employees or laborers paid in the Building (other than employees who work in the Building on a full time basis), but shall arrange to pay their payrolls elsewhere.

32.            No smoking shall be permitted anywhere in the Building or in any other building in the Complex.

EXHIBIT "F"
TENANT ACCEPTANCE LETTER

This declaration is hereby attached to and made part of the lease agreement dated March ______ 2009 entered into by and between 1691 MICHIGAN AVENUE INVESTMENT LP, a Delaware limited partnership as Landlord and   _________________   , a ____________as Tenant.

The undersigned, as Tenant, hereby confirms as of the  ______  day of  _____, _____the following:

1. Tenant has accepted possession of the Premises on ____________, __________ able to occupy the same.

2. The Rent Commencement Date is _________, ________  and the obligation to commence the payment of rent commenced or will commence on ________, _________.

3. All alterations and improvements required to be performed by Landlord pursuant to the terms of the Lease to prepare the entire Premises for Tenant's initial occupancy have been satisfactorily completed, and Tenant accepts the Premises in its current condition.

4. As of the date hereof, Landlord has fulfilled all of its obligations under the Lease.

5. The Lease is in full force and effect and has not been modified, altered, or amended, except pursuant to any instruments described above, if any.

6. There are no offsets or credits against Base Rent or Additional Rent, nor has any Base Rent or Additional Rent been prepaid except as provided pursuant to the terms of the Lease.

7.  Tenant has no notice of any prior assignment, hypothecation, or pledge of the Lease or any Rent due under the Lease.

WITNESS:	TENANT:

Car Charging, Inc

/s/ Karina Del Junco	By: /s/ Raphael Perez
Karina Del Junco	As: Secy